Exhibit 99.1

Waystar to Acquire Iodine Software, Accelerating the AI-Powered Transformation of Healthcare Payments

Extends Waystar’s AI leadership into clinical intelligence software, unlocking greater value for clients and shareholders

Highly recurring subscription-based business projected to be accretive to Waystar’s financial profile

Expected to expand Waystar’s total addressable market by more than 15%

Conference call to be held Wednesday, July 23, 2025, at 5:30 p.m. ET

LEHI, Utah, LOUISVILLE, Ky., and AUSTIN, Tex., July 23, 2025 – Waystar (Nasdaq: WAY), a provider of leading healthcare payment software, today announced a definitive agreement to acquire 100% of Iodine Software (“Iodine”) from shareholders led by Advent International, a leading global private equity investor, for a total enterprise value of $1.25 billion. The proposed transaction is expected to accelerate Waystar’s ability to transform healthcare payments through its leading cloud-based software platform, empowering more than one million providers with advanced AI capabilities to prevent denials, reduce manual work, and improve financial performance.

Building on Waystar’s track record of successful M&A execution and synergy realization, Waystar expects the acquisition of Iodine to be immediately accretive to gross margin and adjusted EBITDA margin, and accretive to revenue growth and non-GAAP net income per diluted share in 2027.

Iodine is trusted by many of the nation’s premier health systems for its AI-powered clinical intelligence software. Up to 60 million claims are denied each year due to administrative errors in the critical stage between care delivery and submission, costing providers billions in lost revenue. This highlights the essential role of accurate clinical documentation and coding in preventing revenue leakage and underpayments.

Together, Waystar and Iodine will be better positioned to help decrease the estimated $440 billion in annual administrative costs1 burdening providers. Waystar brings a decade-long track record of applying AI pervasively across its software platform to simplify healthcare payments. Iodine extends that leadership into clinical intelligence software, leveraging proprietary AI models trained on one of the industry’s largest clinical datasets, representing more than a third of all U.S. inpatient discharges.

“Our mission is to simplify healthcare payments by eradicating unnecessary denied claims, automating manual work, and increasing transparency for providers and patients,” said Matt Hawkins, Chief Executive Officer of Waystar. “We are committed to transforming healthcare through harnessing the power of AI to tackle the most critical challenges in healthcare payments. Welcoming Iodine’s talented team and clinical intelligence platform to Waystar is a terrific next step in achieving our mission.”

“We are proud to have built a market-leading AI software company in partnership with Advent, Bain Capital Ventures, and Silversmith Capital Partners, and are thrilled to join Waystar, an organization that shares our deep commitment to modernizing the revenue cycle for providers,” said William Chan, Co-Founder and Chief Executive Officer of Iodine Software. “From day one, our focus has been helping hospitals and health systems capture the full value of care through transformational AI. As part of Waystar, we are excited to accelerate that mission and amplify the value delivered to healthcare providers.”

“Our success has been driven by strong partnerships, continuous innovation, and meaningful outcomes,” added Mike Kadyan, Co-Founder and Chairman of Iodine Software. “We look forward to delivering even greater outcomes for providers as part of Waystar’s market-leading platform.”

“It has been a privilege to partner alongside the Iodine team as they have built a category-defining AI-powered revenue cycle platform consistently delivering exceptional ROI to its clients,” said Lauren Young and Carmine Petrone, Managing Directors at Advent. “We are excited to build on that foundation together with Waystar to drive even greater impact across healthcare, empowering organizations to optimize their financial performance.”

1 CAQH Index Report 2024

Strategic and Financial Benefits

●	Unlocks transformational outcomes across the revenue cycle: Waystar expects to unlock new automation throughout its platform, leveraging Iodine’s industry-leading AI capabilities in clinical documentation integrity, utilization management, and prebill revenue leakage identification to further streamline cumbersome tasks for providers. The addition of these solutions is expected to expand Waystar’s total addressable market by more than 15%.

●	Accelerates AI innovation with clinical intelligence: Integrating Iodine’s unique clinical data assets with Waystar’s expansive data network is expected to enhance the impact and reach of Waystar AltitudeAI™. Waystar expects to create opportunities that quickly expand GenAI applications in prior authorizations, claims management and processing, denial prevention, and appeals. Iodine’s proprietary clinical AI engine, IodineIQ, continuously trains on millions of patient encounters and billions of clinical data points to deliver relevant insights.

●	Deepens relationships with premier health systems: Iodine brings strong adoption and credibility among leading hospitals and health systems. Iodine’s footprint is expected to expand Waystar’s scale and deepen relationships with premier providers. The combined company is expected to serve 17 of the 20 U.S. News Best Hospitals.

●	Strengthens Waystar’s financial profile: Waystar will benefit from Iodine’s fully subscription-based revenue model as well as significant cross-sell potential to both companies’ client bases. In addition, Waystar has identified more than $15 million in run-rate cost synergies, to be realized within the first 18-24 months following closing.

Transaction Details

The transaction will be funded with a 50/50 mix of cash and stock consideration. Upon closing of the transaction, current Waystar shareholders will own approximately 92% of the combined company on a fully diluted, pro forma basis and Iodine equity holders will own approximately 8%. Advent, Iodine’s largest shareholder, is expected to only receive Waystar shares in connection with the transaction and will agree to be locked up for 18 months after closing.

Following the transaction, Waystar expects to maintain a strong balance sheet with an estimated adjusted net leverage ratio at transaction close of approximately 3.5x.

The transaction is anticipated to close by year-end 2025, subject to customary closing conditions and applicable regulatory approvals.

Preliminary Second Quarter 2025 Results

Waystar expects second quarter 2025 revenue to be approximately $271 million, representing approximately 15% year-over-year growth.

The foregoing estimates are preliminary and unaudited and based on management’s initial analysis of operations for the quarter. Waystar looks forward to sharing additional information regarding the company’s second quarter 2025 results as previously scheduled on July 30, 2025.

Advisors

Barclays is serving as exclusive financial advisor, and Simpson Thacher & Bartlett LLP is serving as legal advisor to Waystar.

J.P. Morgan Securities is serving as exclusive financial advisor, and Weil, Gotshal & Manges LLP and Queen Saenz + Schultz PLLC are serving as legal advisors to Iodine.

Conference Call

Waystar will discuss the transaction on a conference call today, Wednesday, July 23, 2025, at 5:30 p.m. Eastern Time. The conference call can be accessed by dialing (800) 715-9871 from the United States and Canada or (646) 307-1963 internationally and using conference code 8810133. A live audio webcast of the conference call will be available on Waystar’s investor relations website at investors.waystar.com/news-events/events. Following the call, an audio replay will be archived on the site.

About Waystar

Waystar’s mission-critical software is purpose-built to simplify healthcare payments so providers can prioritize patient care and optimize their financial performance. Waystar serves approximately 30,000 clients, representing over 1 million distinct providers, including 16 of 20 institutions on the U.S. News Best Hospitals list. Waystar’s enterprise-grade platform annually processes over 6 billion healthcare payment transactions, including over $1.8 trillion in annual gross claims and spanning approximately 50% of U.S. patients. Waystar strives to transform healthcare payments so providers can focus on what matters most: their patients and communities. Discover the way forward at waystar.com.

About Iodine Software

Iodine Software is the leader in AI-powered clinical intelligence, built to eliminate revenue leakage, lower administrative burden, and ensure accurate reimbursement. Trusted by more than 1,000 hospitals and health systems, Iodine delivers real-time insight and automation across the mid-revenue cycle: connecting clinical documentation, utilization management, and prebill workflows from admission through claim submission. For over a decade, health systems have trusted Iodine to apply the right AI – from machine learning, deep learning, large language models, GenAI, to Agentic AI – to the right use case, consistently delivering reliable, high-impact financial results.

At the core of the platform is IodineIQ, our proprietary Clinical Reasoning Knowledge Engine, featuring a robust clinical condition library and a dataset of millions of patient encounters and billions of clinical data points. IodineIQ mirrors clinical reasoning to surface opportunities, predict outcomes, and guide decisions; ensuring the patient’s clinical picture is fully and accurately reflected in status, documentation, and final codes. Discover more at www.iodinesoftware.com.

About Advent

Advent is a leading global private equity investor committed to working in partnership with management teams, entrepreneurs, and founders to help transform businesses. With 16 offices across five continents, we oversee more than USD $94 billion in assets under management* and have made over 430 investments across 44 countries.

Since our founding in 1984, we have developed specialist market expertise across our five core sectors: business & financial services, consumer, healthcare, industrial, and technology. This approach is bolstered by our deep sub-sector knowledge, which informs every aspect of our investment strategy, from sourcing opportunities to working in partnership with management to execute value creation plans. We bring hands-on operational expertise to enhance and accelerate businesses.

As one of the largest privately-owned partnerships, our 660+ colleagues leverage the full ecosystem of Advent’s global resources, including our Portfolio Support Group, insights provided by industry expert Operating Partners and Operations Advisors, as well as bespoke tools to support and guide our portfolio companies as they seek to achieve their strategic goals.

To learn more, visit our website or connect with us on LinkedIn.

*Assets under management (AUM) as of March 31, 2025. AUM includes assets attributable to Advent advisory clients as well as employee and third-party co-investment vehicles.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect our current views with respect to, among other things, statements regarding Waystar’s expectations relating to future operating results and financial position, including full year 2025, and future periods; anticipated future investments; our industry, business strategy, goals, and deployment of artificial intelligence in our solutions, our market position, offerings, future operations, margins, and profitability. Forward-looking statements include all statements that are not historical facts. These statements may include words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” “outlook,” the negative version of these words or similar terms and phrases to identify forward-looking statements in this press release, including any discussion of our guidance for full fiscal year 2025.

The forward-looking statements contained in this press release are based on management’s current expectations and are not guarantees of future performance. The forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved. The following factors are among those that may cause actual results to differ materially from the forward-looking statements: our operation in a highly competitive industry; our ability to retain our existing clients and attract new clients; our ability to successfully execute on our business strategies in order to grow; our ability to accurately assess the risks related to acquisitions and successfully integrate acquired businesses (including our proposed acquisition of Iodine); our ability to establish and maintain strategic relationships; the growth and success of our clients and overall healthcare transaction volumes; consolidation in the healthcare industry; our selling cycle of variable length to secure new client agreements; our implementation cycle that is dependent on our clients’ timing and resources; our dependence on our senior management team and certain key employees, and our ability to attract and retain highly skilled employees; the accuracy of the estimates and assumptions we use to determine the size of our total addressable market; our ability to develop and market new solutions, or enhance our existing solutions, to respond to technological changes, or evolving industry standards; the interoperability, connectivity, and integration of our solutions with our clients’ and their vendors’ networks and infrastructures; the performance and reliability of internet, mobile, and other infrastructure; the consequences if we cannot obtain, process, use, disclose, or distribute the highly regulated data we require to provide our solutions; our reliance on certain third-party vendors and providers; any errors or malfunctions in our products and solutions; failure by our clients to obtain proper permissions or provide us with accurate and appropriate information; the potential for embezzlement, identity theft, or other similar illegal behavior by our employees or vendors, and a failure of our employees or vendors to observe quality standards or adhere to environmental, social, and governance standards; our compliance with the applicable rules of the National Automated Clearing House Association and the applicable requirements of card networks; increases in card network fees and other changes to fee arrangements; the effect of payer and provider conduct which we cannot control; privacy concerns and security breaches or incidents relating to our platform; the complex and evolving laws and regulations regarding privacy, data protection, and cybersecurity; our ability to adequately protect and enforce our intellectual property rights; our ability to use or license data and integrate third-party technologies; our use of “open source” software; legal proceedings initiated by third parties alleging that we are infringing or otherwise violating their intellectual property rights; claims that our employees, consultants, or independent contractors have wrongfully used or disclosed confidential information of third parties; the heavily regulated industry in which we conduct business; the uncertain and evolving healthcare regulatory and political framework; health care laws and data privacy and security laws and regulations governing our processing of personal information; reduced revenues in response to changes to the healthcare regulatory landscape; legal, regulatory, and other proceedings that could result in adverse outcomes; consumer protection laws and regulations; contractual obligations requiring compliance with certain provisions of the Bank Secrecy Act and anti-money laundering laws and regulations; existing laws that regulate our ability to engage in certain marketing activities; our full compliance with website accessibility standards; any changes in our tax rates, the adoption of new tax legislation, or exposure to additional tax liabilities; limitations on our ability to use our net operating losses to offset future taxable income ; losses due to asset impairment charges; restrictive covenants in the agreements governing our credit facilities; interest rate fluctuations; unavailability of additional capital on acceptable terms or at all; the impact of general macroeconomic conditions; our history of net losses and our ability to achieve or maintain profitability; actions of certain of our significant investors, who may have different interests than the interests of other holders of our securities; and each of the other factors discussed under the heading of “Risk Factors” in the Company’s 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 18, 2025, and in other reports filed with the SEC, all of which are available on the Investor Relations page of our website at investors.waystar.com.

Any forward-looking statements made by us in this press release speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. You should not place undue reliance on our forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by any applicable securities laws.

Waystar Media Contact

Kristin Lee
kristin.lee@waystar.com

Daniel Yunger / Nick Capuano / Mark Fallati

Kekst CNC

kekst-waystar@kekstcnc.com

Waystar Investor Contact

investors@waystar.com

Iodine Software Media Contact

Michelle White

mjwhite@iodinesoftware.com

Isabella Morreale

SolComms

isabella@solcomms.com